PORTIONS OF THIS EXHIBIT MARKED BY *** HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SOFTWARE LICENSE AGREEMENT
("Agreement")

Execution Copy

This Agreement is made effective as of the 1st day of December, 2004, by and between SAP America, Inc., a Delaware corporation, with offices at 3999 West Chester Pike, Newtown Square, PA 19073 ("SAP"), and Warnaco Inc., a Delaware corporation, with offices at 501 Seventh Avenue, New York, New York 10018 ("Licensee").

1.    DEFINITIONS.

1.1    "Business Partner" means an entity that requires access to the Software in connection with the operation of Licensee's business, such as customers, distributors and suppliers.

1.2    "Documentation" means SAP's documentation which is delivered to Licensee under this Agreement.

1.3.    "License Fees" means fees for the Use of the Software specified on the Appendices hereto.

1.4.    "Maintenance Fees" means amounts applicable for Maintenance services as specified on the Appendices hereto.

1.5.    "Modification" means a change to the Software that changes the delivered source code, or an enhancement to the Software that is made using SAP tools or utilizing or incorporating SAP Proprietary Information.

1.6.    "Named Users" means any combination of users licensed under this Agreement.

1.7.    "Proprietary Information" means: (i) with respect to SAP and SAP AG (the licensor of the SAP Proprietary Information to SAP), the Software and Documentation, any other third-party software licensed with or as part of the Software, benchmark results, manuals, program listings, data structures, flow charts, logic diagrams, and functional specifications created or otherwise owned by SAP or SAP AG; (ii) the concepts, techniques, ideas and know-how embodied and expressed in the Software; (iii) information reasonably identifiable as the confidential and proprietary information of SAP or Licensee or their licensors excluding any part of the SAP or Licensee Proprietary Information which: (a) is or becomes publicly available through no act or failure of the other party; or (b) was or is rightfully acquired by the other party from a source other than the disclosing party prior to receipt from the disclosing party; or (c) is independently developed by the other party without reference to such confidential or proprietary information.

1.8.    "Services" means the Services to be provided by SAP pursuant to the Professional Services Schedule hereto.

1.9.    "Software" means (i) all software specified in agreed upon Appendices hereto, developed by or for SAP and/or SAP AG and delivered to Licensee hereunder; (ii) any new releases thereof made generally available pursuant to Maintenance; and (iii) any complete or partial copies of any of the foregoing.

1.10.    "Subsidiary" means a corporation in the Territory of which Licensee owns more than fifty percent of the voting securities. This entity will be considered a Subsidiary for only such time as such equity interest is maintained.

Confidential Treatment

1.11.    "Territory" means the United States of America and all the countries of the world, except for the following to the extent that such areas are prohibited under current United States export control law applicable to the Software: Angola (area controlled by UNITA rebels, Bosnia (Bosnia-Serb controlled areas), Croatia, Cuba, Iran, Libya, Montenegro, North Korea, Serbia, and Syria, and any other country or geographical area prohibited under United States export control law or regulations applicable to the Software. This list of prohibited countries and geographical areas is deemed to be automatically amended to reflect the current list of counties to which the export of the Software is prohibited under United States export control laws or regulations. All other countries (and successors thereto) shall be deemed to be included in the term "Territory". No additional license fees or consent fees shall occur as a result of adding countries to the Territory provided Licensee is not adding Named Users above the number of Named Users set forth in the Appendices as a result of adding countries to the Territory.

1.12    "Use" means to activate the processing capabilities of the Software, load, execute, access, employ the Software, or display information resulting from such capabilities.

2.    LICENSE GRANT.

2.1    License.

(a) SAP grants to Licensee a non-exclusive, perpetual (unless terminated in accordance with Section 5 herein) license to Use the Software, Documentation, and other SAP Proprietary Information, at specified site(s) within the Territory to run Licensee's internal business operations and to provide internal training and testing for such internal business operations and as further set forth in Appendices hereto. This license does not permit Licensee to use the SAP Proprietary Information to provide services to third parties (e.g., business process outsourcing, service bureau applications or third party training). ***

(b) Licensee agrees to install the Software only on hardware identified by Licensee pursuant to this Agreement that has been previously approved by SAP in writing or otherwise officially made known to the public by SAP as appropriate for Use or interoperation with the Software (each such piece of hardware, a "Designated Unit"). Any individuals that Use the Software, including employees or agents of Subsidiaries and Business Partners, must be licensed as Named Users. ***

2.2    Subsidiary Use.     Subsidiaries may Use the Software provided that: ***

3.    VERIFICATION.     During the term of this Agreement, SAP will provide an automated audit disk for Licensee's annual use (no more frequently than one time per year for an audit (unless a previous audit has revealed Licensee's noncompliance with this Agreement) to determine the number of Named Users or other relevant metric of the Software and Licensee agrees to generate such report from the disk one time per year and provide such report to SAP. In the event, based on the report, that SAP has reasonable cause to believe that Licensee has exceed its License Grant or otherwise accessed the Software in a manner other than as licensed herein, then SAP will notify Licensee of such, and in the event Licensee should object to such findings, SAP shall have the right, at its own expense, during the term of this Agreement, to conduct an onsite audit of Licensee in order to examine the records of Licensee, during normal business hours and upon reasonable notice, to determine or verify the audit results and findings with regards to the number of Named Users or other relevant metric under Licensee's Use of the Software. In the event the on-site audit reveals that Licensee underpaid License and/or Maintenance Fees to SAP, Licensee shall pay such underpaid fees based on: (i) any valid option pricing available in any Appendix to the Agreement, or; (ii) if no such valid option exists, a mutually agreeable price based upon SAP's then current list pricing, provided that such mutually agreed upon pricing is determined within a thirty (30) day period following the results of the audit, or (iii) Licensee may unilaterally choose to cease Use of the Software that exceeds licensed metrics.

4.    PRICE AND PAYMENT.

4.1.    License Fees.    Licensee shall pay to SAP License Fees and Maintenance Fees on the terms in Appendices hereto. Fees for Services will be paid as set forth in the Professional Services Schedule hereto. Any fees not paid when due shall accrue interest at the rate of 12% per annum, but not to exceed the maximum amount as allowed by law.

4.2    Taxes.    Fees and other charges described in this Agreement, or in SAP's most recent list of prices and conditions, do not include federal, state or local sales, foreign withholding, use, property, excise, service, or similar taxes ("Tax(es)") now or hereafter levied, all of which shall be for Licensee's account, except for Taxes based on SAP's income. With respect to state/local sales tax, direct pay permits or a valid tax-exempt certificates must be provided to SAP prior to the execution of this Agreement. If SAP is required to pay Taxes, Licensee shall reimburse SAP for such amounts. Licensee hereby agrees to indemnify SAP for any Taxes and related costs, interest and penalties paid or payable by SAP. SAP shall use commercially reasonable efforts to avoid such related costs, interest and penalties paid or payable by SAP.

5.    TERM.

5.1    Term.    This Agreement and the license granted hereunder shall become effective as of the date first set forth above and shall continue in effect thereafter unless terminated upon the earliest to occur of the following: (i) thirty days after Licensee gives SAP written notice of Licensee's desire to terminate this Agreement, for any reason, but only after payment of all License and Maintenance Fees then due and owing; (ii) thirty days after SAP gives Licensee notice of Licensee's material breach of any provision of the Agreement (other than Licensee's material breach of its obligations under , Section 6, which breach shall result in immediate termination), including more than thirty days delinquency in Licensee's payment of any money due hereunder, unless Licensee has cured such breach during such thirty day period; (iii) immediately if Licensee files for bankruptcy, becomes insolvent, or makes an assignment for the benefit of creditors.

5.2    End of Term Duties.    Upon any termination hereunder, Licensee and its Subsidiaries shall immediately cease Use of all SAP Proprietary Information. Within thirty (30) days after any termination, Licensee shall deliver to SAP or destroy all copies of the SAP Proprietary Information in every form. Licensee agrees to certify in writing to SAP that it and each of its Subsidiaries has performed the foregoing. Sections 6, 7.2, 8, 9, 11.4, 11.5 and 11.6 shall survive such termination. Subject to Sections 9.1 and 8.1(d) in the event of any termination hereunder, Licensee shall not be entitled to any refund of any payments made by Licensee.

6.    PROPRIETARY RIGHTS.

6.1.    Protection of Proprietary Information    Licensee shall not copy, translate, disassemble, or decompile, nor create or attempt to create, by reverse engineering or otherwise, the source code from the object code of the Software. Except for the rights set forth below, Licensee is not permitted to make derivative works of the Software and ownership of any unauthorized derivative works shall vest in SAP. SAP and Licensee agree to take all reasonable steps and the same protective precautions to protect the Proprietary Information of the other party from disclosure to third parties as with its own proprietary and confidential information. Neither party shall, without the other party's prior written consent, disclose any of the Proprietary Information of the other party to any person, except to individuals whose access is necessary to enable such party to exercise its rights hereunder. Each party agrees that prior to disclosing any Proprietary Information of the other party to any third party, it will obtain from that third party a written acknowledgment that such third party will be bound by the same terms as specified in this Section 6 with respect to the Proprietary Information.

6.2    Modifications.     Licensee may make Modifications to the Software, and shall be permitted to use Modifications with the Software in accordance with this Agreement. Licensee shall comply with SAP's registration procedure prior to making changes to the source code. All Modifications and all rights associated therewith shall be the exclusive property of SAP and SAP AG. Licensee agrees to execute those documents reasonably necessary to secure SAP's rights in the foregoing. SAP retains the right to

Confidential Treatment

independently develop enhancements to the Software and Licensee agrees not to take any action that would limit SAP's sale, assignment, licensing or use of its own Software or Modifications or enhancements thereto.

7.    PERFORMANCE WARRANTY.

7.1    Warranty.    SAP warrants that the Software will substantially conform to the functional specifications contained in the Documentation for twelve (12) months following delivery. The warranty shall not apply: (i) if the Software is not used substantially in accordance with the Documentation; or (ii) if the defect is caused by a Modification, by third-party software not imbedded in the Software, or by a third party database. SAP does not warrant that the Software will operate uninterrupted or that it will be free from minor defects or errors that do not materially affect the Software performance, or that the applications contained in the Software are designed to meet all of Licensee's business requirements.

7.2    Express Disclaimer.    SAP AND ITS LICENSORS DISCLAIM ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE EXCEPT TO THE EXTENT THAT ANY WARRANTIES IMPLIED BY LAW CANNOT BE VALIDLY WAIVED.

8.    INDEMNIFICATION

8.1    Indemnification of Licensee.    SAP shall indemnify and defend Licensee, its Subsidiaries and their respective officers, directors and employees (collectively, the "Indemnified Parties") against all claims, damages (awarded to a third party), liabilities, and costs, including reasonable attorneys' fees, arising out of any claim brought against any Indemnified Party by third parties alleging that the Indemnified Party's Use of the Software or Documentation infringes or misappropriates any copyright; or trade secret rights, or any United States patent provided that: such indemnity shall not apply to the extent the alleged infringement results from Use of the Software in conjunction with any other software not provided by SAP hereunder, an apparatus other than a Designated Unit, or unlicensed activities. Licensee will promptly notify SAP in writing of any such claim (provided that any failure of Licensee to give such prompt notice shall not excuse SAP if the delay did not materially affect SAP's defense of such claim) and SAP is permitted to control fully the defense and any settlement of such claim as long as such settlement shall not include a financial obligation on Licensee or fault specifically attributed to Licensee. Licensee shall cooperate fully in the defense of such claim at SAP's expense and may appear, at its own expense, through counsel reasonably acceptable to SAP. SAP may settle any claim on a basis requiring SAP to substitute for the Software and Documentation alternative substantially equivalent (including with respect to functionality and efficiency) non-infringing programs and supporting documentation. In the event that any preliminary injunction, temporary restraining order or final injunction shall be obtained in the Territory, SAP shall, at its sole option and expense, either:

***

Licensee shall not undertake any action in response to any infringement or alleged infringement of the Software and Documentation.

THE PROVISIONS OF THIS SECTION 8 STATE THE SOLE, EXCLUSIVE, AND ENTIRE LIABILITY OF SAP AND ITS LICENSORS TO LICENSEE, AND IS LICENSEE'S SOLE REMEDY, WITH RESPECT TO THE INFRINGEMENT OF THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS.

9.    LIMITATIONS OF LIABILITY.

9.1    Licensee's Remedies.    Except for damages resulting from unauthorized use or disclosure of proprietary information, claims for indemnification pursuant to Section 8.1, and claims for gross negligence or willful misconduct, Licensee's sole and exclusive remedies for any damages or loss in any way connected with the Software or Services furnished by SAP and its licensors, whether due to SAP's negligence or breach of any other duty, shall be to use commercially reasonable efforts: (i) to

Confidential Treatment

bring the performance of the Software into substantial compliance with the functional specifications contained in the Documentation; (ii) re-performance of Services; or (iii) ***.

9.2    Not Responsible.    SAP will not be responsible under this Agreement unless otherwise agreed to in writing by the parties to the extent that the Software (i) is not used in accordance with the Documentation; or (ii) is caused by Licensee, a Modification, third-party software not imbedded in the Software, or third party database. SAP AND ITS LICENSORS SHALL NOT BE LIABLE FOR ANY CLAIMS OR DAMAGES ARISING FROM INHERENTLY DANGEROUS USE OF THE SOFTWARE AND/OR THIRD-PARTY SOFTWARE LICENSED HEREUNDER.

9.3    Limitation of Liability.    ANYTHING TO THE CONTRARY HEREIN NOTWITHSTANDING, EXCEPT FOR DAMAGES RESULTING FROM UNAUTHORIZED USE OR DISCLOSURE OF PROPRIETARY INFORMATION AND CLAIMS FOR INDEMNIFICATION PURSUANT TO SECTION 8.1, UNDER NO CIRCUMSTANCES SHALL SAP, ITS LICENSORS OR LICENSEE BE LIABLE TO EACH OTHER OR ANY OTHER PERSON OR ENTITY FOR AN AMOUNT OF DAMAGES *** PURSUANT TO THIS AGREEMENT , OR BE LIABLE IN ANY AMOUNT FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES, LOSS OF GOOD WILL OR BUSINESS PROFITS, WORK STOPPAGE, DATA LOSS, COMPUTER FAILURE OR MALFUNCTION, OR EXEMPLARY OR PUNITIVE DAMAGES. ***

9.4    Severability of Actions.    IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH AND EVERY PROVISION OF THIS AGREEMENT WHICH PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES, OR EXCLUSION OF DAMAGES IS INTENDED BY THE PARTIES TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER PROVISION AND TO BE ENFORCED AS SUCH.

10.    ASSIGNMENT.     Licensee may not, without SAP's prior written consent, assign, delegate, pledge, or otherwise transfer this Agreement, or any of its rights or obligations under this Agreement, or the SAP Proprietary Information, to any party, whether voluntarily or by operation of law, including by way of sale of assets, merger or consolidation. SAP may assign this Agreement to SAP AG. ***

11.    GENERAL PROVISIONS.

11.1    Severability.    It is the intent of the parties that in case any one or more of the provisions contained in this Agreement shall be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

11.2    No Waiver.    If either party should waive any breach of any provision of this Agreement, it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision hereof.

11.3    Counterparts.    This Agreement may be signed in two counterparts, each of which shall be deemed an original and which shall together constitute one Agreement.

11.4    Export Control Notice.     The Software, Documentation and Proprietary Information are being released or transferred to Licensee in the United States and are therefore subject to the U.S. export control laws. Licensee acknowledges its obligation to ensure that its exports from the United States are in compliance with the U.S. export control laws. Licensee shall also be responsible for complying with all applicable governmental regulations of any foreign countries with respect to the use of the Proprietary Information by its Subsidiaries outside of the United States. Licensee agrees that it will not submit the Software to any government agency for licensing consideration or other regulatory approval without the prior written consent of SAP.

11.5    Confidential Terms and Conditions.    Licensee shall not disclose the terms and conditions of this Agreement or the pricing contained therein to any third party, except that it may (i) disclose such information to its legal and financial advisors solely on a need to know basis and only if such legal and financial advisors have acknowledged the confidentiality terms and conditions set forth in this Agreement; and (ii) disclose such information as required or requested by any government entity, including any regulatory authority, having jurisdiction over Licensee. Neither party shall use the name of the other party in publicity, advertising, or similar activity, without the prior written consent of the other, except that (i) Licensee agrees that SAP may use Licensee's name in customer listings or as part of SAP's marketing efforts, subject to Licensee's prior written approval to be given or withheld in Licensee's sole discretion and (ii) SAP agrees that Licensee may use SAP's name in connection with a press release to be issued by Licensee promptly following the execution of this Agreement, provided that SAP pre-approves such press release, such approval not to be unreasonably withheld or delayed.

11.6    Governing Law.    This Agreement shall be governed by and construed under the Commonwealth of Pennsylvania law without reference to its conflicts of law principles. In the event of any conflicts between foreign law, rules, and regulations, and United States of America law, rules, and regulations, United States of America law, rules, and regulations shall prevail and govern. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this agreement. The Uniform Computer Information Transactions Act as enacted shall not apply.

11.7    Notices.    All notices or reports which are required or may be given pursuant to this Agreement shall be in writing and shall be deemed duly given when delivered to the respective executive offices of SAP and Licensee at the addresses first set forth above.

11.8    Force Majeure.     Any delay or nonperformance of any provision of this Agreement (other than for the payment of amounts due hereunder) caused by conditions beyond the reasonable control of the performing party shall not constitute a breach of this Agreement, and the time for performance of such provision, if any, shall be deemed to be extended for a period equal to the duration of the conditions preventing performance.

11.9    Entire Agreement.    This Agreement and each Schedule and Appendix hereto constitute the complete and exclusive statement of the agreement between SAP and Licensee, and all previous representations, discussions, and writings are merged in, and superseded by, this Agreement. This Agreement may be modified only by a writing signed by both parties. This Agreement and each Schedule and Appendix hereto shall prevail over any additional, conflicting, or inconsistent terms and conditions which may appear on any purchase order or other document furnished by Licensee to SAP.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Agreement to become effective as of the date first above written.

11.10    Escrow Of Source Code.

1.    SAP warrants that the source code for those portions of the Software, not otherwise delivered as source code,, has been or shall be deposited in an escrow account maintained at DSI Technology Escrow Services, Inc. Burlington, MA (the "Escrow Agent"), pursuant to an agreement between the Escrow Agent and SAP, (the "Escrow Agreement").

2.    SAP will from time to time deposit into the escrow account copies of source code for Releases and Versions of the Software.

3.    SAP or SAP's trustee in bankruptcy shall authorize the Escrow Agent to make and release a copy of the applicable deposited materials to Licensee upon the occurrence of any of the following events:

(a)    The existence of any one or more of the following circumstances, uncorrected for more than thirty (30) days: entry of an order for relief under Title 11 of the United States Code; the making by SAP of a general assignment for the benefit of creditors; the appointment of a general receiver or trustee in bankruptcy of SAP's business or property; or action by SAP under any state insolvency or similar law for the purpose of its bankruptcy, reorganization, or liquidation; unless within the specified thirty (30) day period, SAP (including its receiver or trustee in bankruptcy) provides to Licensee adequate assurances, reasonably acceptable to Licensee, of its continuing ability and willingness to fulfill its maintenance obligations under this Agreement;

(b)    SAP has ceased its on-going business operations or that portion of its business operations relating to the sale, licensing and maintenance of the Software; or

(c)    Failure of SAP to carry out the material maintenance obligations imposed on it pursuant to this Agreement after reasonable opportunity has been provided to SAP and SAP AG to perform such obligations.

4.    In no event shall Licensee have the right to access the applicable deposited materials if SAP AG agrees to assume SAP's maintenance obligations under this Agreement.

5.    In the event of release under this Agreement, Licensee agrees that it will treat and preserve the deposited materials as a trade secret of SAP AG in accordance with the same precautions adopted by Licensee to safeguard its own trade secrets against unauthorized use and disclosure and in all cases at least with a reasonable degree of care. Release under this provision shall not extend Licensee any greater rights or lesser obligations than are otherwise provided or imposed under this Agreement. This provision shall survive any termination of this Agreement.

SAP America, Inc. (SAP)		Warnaco Inc. (Licensee)
By:	/s/ Joseph P. La Rosa	By:	/s/ Jay A. Galluzzo
Title:	Vice President	Title:	Vice President, General Counsel and Secretary
Date:	12/1/04	Date:	12/1/04

EXHIBIT A
to
SAP AMERICA, INC. ("SAP")
SOFTWARE LICENSE AGREEMENT effective December 1, 2004 ("Agreement")
with
WARNACO INC. ("Licensee")

SUBSIDIARY USE AGREEMENT

This Subsidiary Use Agreement is made effective as of the              day of                  , 200   between SAP                 , Inc., a Delaware Corporation, with offices at 3999 West Chester Pike, Newtown Square, PA 19073 ("SAP") and                                                                     a                                                    corporation, with offices at                                                    ("Subsidiary").

1.	Subsidiary is entitled to have Named Users Use the Software on the Designated Unit(s) identified in the SAP , Inc./ Software End-User License Agreement ("Agreement").

2.	Subsidiary agrees to be abide by and be bound by all of the terms and conditions of the Agreement applicable to Subsidiary and applicable to Licensee. SAP may directly enforce all such terms and conditions against it directly.

3.	Subsidiary agrees that it's right to Use SAP Software and receive Maintenance services shall be governed solely by the Agreement. In the event that the Agreement is terminated, this Subsidiary Use Agreement is terminated or if Subsidiary ceases to meet the definition of "Subsidiary" therein, Subsidiary agrees that all of its rights to the Software will cease effective as of the termination date.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Subsidiary Use Agreement.

SAP America, Inc. (SAP)
(Subsidiary)
By:	By:
Title:	Title:
Date:	Date:

MAINTENANCE SCHEDULE ("Schedule")
to
SAP AMERICA, INC. ("SAP")
SOFTWARE LICENSE AGREEMENT effective December 1, 2004 ("Agreement")
with
WARNACO INC. ("Licensee")

This Schedule is hereby annexed to and made a part of the Agreement specified above. In each instance in which provisions of this Schedule contradict or are inconsistent with the provisions of the Agreement, the provisions of this Schedule shall prevail and govern.

1.	Licensee may request and SAP shall provide, to such degree as SAP makes such services generally available in the Territory, maintenance service ("Maintenance"). In order to receive Maintenance, Licensee must make all required remote support and update connections to each Designated Unit as requested by SAP. Maintenance currently includes the delivery of new releases of the Software and Software correction packages, support via telephone, remote support/update, Early Watch Alert, and SAP's support portal, as well as the following:

2.	mySAP Services: Maintenance currently includes Licensee's choice of one of the following services per live installation per year:

A.	One GoingLive Check for any new Software or other SAP application implementation;

B.	One GoingLive Upgrade Check for an upgrade to a higher functional release (e.g. from R/3 4.0 to 4.6); or

C.	One GoingLive OS/DB Migration Check. This OS/DB Migration Check assists the Licensee in preparing for a migration of an operating system or database. Migration is the responsibility of the Licensee.

In addition, Maintenance currently includes up to two EarlyWatch Sessions per live SAP installation for the continual optimization of Licensee's already live system.

To schedule GoingLive Check, GoingLive OS/DB Migration Check, or EarlyWatch Sessions, Licensee must contact Americas Customer Support Services at 800-677-7271 or internationally at 610-355-6821 and choose option 6 to schedule these services. To assist Licensee in this, SAP has established the following scheduling pre-requisites:

A.	The Licensee must provide remote access to its productive system.

B.	To receive the GoingLive Check or GoingLive Upgrade Check Licensee must inform SAP at least three months prior to your go live or upgrade date.

C.	To receive the EarlyWatch Sessions, SAP requests a minimum of three months advanced notification. In addition, Licensee must send the EarlyWatch Alert data to SAP on at least a monthly basis and cooperate with SAP in reviewing the data and determining the proper deployment of the EarlyWatch Sessions based on the EarlyWatch Alert data.

D.	To receive the GoingLive OS/DB Migration Check, Licensee must comply with all of the then current pre-Check requirements. These requirements currently include hiring a certified OS/DB migration consultant, proper testing, installation of tools, and advance scheduling. Contact your local SAP Customer Support Representative for more information.

Further information and detail about individual SAP services can be found on SAPNet site (http://www.service.sap.com/support).

FAILURE TO UTILIZE THE MAINTENANCE SERVICES PROVIDED BY SAP MAY PREVENT SAP FROM BEING ABLE TO IDENTIFY AND ASSIST IN THE CORRECTION OF POTENTIAL PROBLEMS WHICH, IN TURN, COULD RESULT IN UNSATISFACTORY SOFTWARE PERFORMANCE.

3.	Licensee agrees to promptly disclose to SAP, and to keep and maintain adequate and current records of all Modifications and, if needed to provide Maintenance Services, provide such records to SAP.

4.	Maintenance from SAP for the Software licensed hereunder is limited to the following site(s): Los Angeles, California, Milford, Connecticut, and New York, New York.

5.	Licensee agrees to establish and maintain Customer Competency Center(s) ("CCC") at the site(s) specified above within twelve months of the effective date of this Schedule. Each CCC must maintain an internal Help Desk to provide first level support to Licensee's Named Users. Such internal Help Desk(s) must be staffed with a sufficient number of SAP certified support consultants during Licensee's normal working hours, but no less than eight hours a day, five days a week. All Named Users may have access to SAP's support portal however, only Licensee CCC employees are authorized to contact SAP after attempting to resolve the matter. Each CCC shall coordinate Licensee's Modification notification and disclosure and record keeping requirements and shall coordinate Licensee's development requests. Licensee's CCC is responsible for the administration and management of the requirements specified in the Agreement including, but not limited to, performing periodic self audits to ensure Licensee's compliance with the license grant, maintaining master and installation data and managing the release order process. In the event Licensee does not establish and maintain CCC(s) in accordance with the above, SAP shall provide written notice to Licensee of such failure, specifying the areas in which Licensee is deficient. In the event Licensee fails to correct such deficiencies within sixty days after such notice, SAP reserves the right to increase, upon written notice, Licensee's then current maintenance percentage factor then in effect. Such increase shall not exceed SAP's then current Maintenance fee percentage in effect applied to the aggregate List Price License Fee for the Software receiving Maintenance.

6.	Maintenance Fees shall be paid annually in advance and shall be specified in Appendices to the Agreement. In addition, Licensee shall be invoiced an annual fee of USD 1,500 for up to three designated SAP compliant remote connections. Maintenance Services offered by SAP may be changed by SAP at any time upon three months prior written notice, provided such changes in Maintenance are applied to all SAP licensees receiving Maintenance. The Maintenance Fees and any limitations on increases are subject to Licensee's compliance with the CCC requirements specified above. Maintenance may be terminated by Licensee at any time upon three months written notice for any reason, and upon such termination, Licensee shall be entitled to a pro-rata refund of prepaid Maintenance Fees. Notwithstanding the forgoing, SAP may terminate Maintenance after thirty days written notice of Licensee's failure to pay Maintenance Fees. Licensee is required to certify its CCC in accordance with SAP's CCC certification program. Certification may be subject to future requirements. Contact your account team for further details on this program.

7.	In the event Licensee elects not to commence Maintenance on the first day of the month following initial delivery of the Software, or Maintenance is otherwise declined for some period of time, and is subsequently requested or reinstated, SAP will invoice Licensee the accrued Maintenance Fees associated with such time period plus a reinstatement fee equal to five percent (5%) of the accrued Maintenance Fees

Confidential Treatment

PROFESSIONAL SERVICES SCHEDULE effective December 1, 2004 ("Schedule")
to
SAP AMERICA, INC. ("SAP")
SOFTWARE LICENSE AGREEMENT effective December 1, 2004 ("Agreement")
with
WARNACO INC. ("Licensee")

The parties agree that this Schedule is hereby annexed to and made a part of the Agreement specified above. In each instance in which provisions of this Schedule contradict or are inconsistent with the provisions of the Agreement, the provisions of this Schedule shall prevail and govern.

1.	Services. Upon request by Licensee, SAP will provide a Consultant(s) proficient in the installation and implementation of the applicable SAP Software ("Services"). Any Statement(s) of Work ("SOW") more fully describing the project assumptions, scope, duration and fees for the Services shall reference this Schedule. All Services of the SAP Consultant(s) will be coordinated with the designated Licensee representative. Licensee is responsible for making the necessary internal arrangements for the carrying out of the Services on a non-interference basis.

2.	Compensation of SAP. All Services will be provided by SAP on a time and expense basis at SAP's then current rates, unless otherwise agreed by the parties in a SOW.

3.	Taxes. Licensee agrees to pay SAP such additional amounts (including individual federal and/or state and/or local income taxes, gross receipts, per capita, etc.) as may be incurred by SAP personnel performing Services and which result from this engagement. Any tax provision set forth in the Agreement shall apply to Services provided hereunder.

4.	Work Product.

4.1    ***, SAP shall have the sole and exclusive right, title and ownership to any and all ideas, concepts and other intellectual property rights related in any way to the techniques, knowledge or processes of the SAP Services and deliverables, whether or not developed for Licensee.

4.2    In the event SAP makes a Modification specifically on behalf of Licensee, Licensee shall be permitted to use such Modification(s) with the Software in accordance with the Agreement.

5.	Warranty. SAP warrants that its Services shall be performed consistent with generally accepted industry standards. SAP MAKES NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, NOR ANY OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, IN CONNECTION WITH THIS SCHEDULE AND THE SERVICES PROVIDED HEREUNDER.

6.	Limitation of Liability. ANYTHING TO THE CONTRARY HEREIN NOTWITHSTANDING, EXCEPT FOR DAMAGES RESULTING FROM UNAUTHORIZED USE OR DISCLOSURE OF PROPRIETARY INFORMATION AND CLAIMS FOR INDEMNIFICATION PURSUANT TO SECTION 8.1 OF THE AGREEMENT, UNDER NO CIRCUMSTANCES SHALL SAP, ITS LICENSORS OR LICENSEE BE LIABLE TO EACH OTHER OR ANY OTHER PERSON OR ENTITY FOR AN AMOUNT OF *** PURSUANT TO THIS AGREEMENT, OR BE LIABLE IN ANY AMOUNT FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES, LOSS OF GOOD WILL OR BUSINESS PROFITS, WORK STOPPAGE, DATA LOSS, COMPUTER FAILURE OR MALFUNCTION, OR EXEMPLARY OR PUNITIVE DAMAGES. ***

7.	Termination: The terms of this Schedule shall be effective as of the Effective Date of the Schedule and shall remain in effect until terminated by either party upon thirty days prior written notice or otherwise in accordance with the Agreement or a particular SOW. Except as stated otherwise in a SOW to this Agreement, Licensee shall be liable for payment to SAP for all Services provided prior to the effective date of any such termination.

8.	General Provisions.

8.1    SAP may subcontract all or part of the Services to be performed to a qualified third party.

8.2    With respect to the Services provided by SAP under this Schedule and any SOW hereto, the relationship of SAP and Licensee is that of an independent contractor.

8.3    Neither party shall solicit or hire, in any capacity whatsoever, any of the other party's employees involved in a Statement of Work during the term of the applicable Statement of Work and for a period of six months from the termination thereof, without the express written consent of the other party.

8.4    This Schedule, including any applicable SOW's, and the Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties, whether written or oral, relating to the same subject matter. In the event of any inconsistencies between this Schedule and a SOW, the SOW shall take precedence over the Schedule. Any purchase order or other document issued by Licensee is for administrative convenience only.

9.	Survival: Sections 4 and 8.3 above shall survive any termination of the Schedule.

Confidential Treatment

Appendix 1
effective December 1, 2004 ("Appendix")
to
SAP AMERICA, INC. ("SAP")
SOFTWARE LICENSE AGREEMENT effective December 1, 2004 ("Agreement")
with
WARNACO INC. ("Licensee")

This Appendix is hereby annexed to and made a part of the Agreement specified above. In each instance in which provisions of this Appendix contradict or are inconsistent with the provisions of the Agreement, the provisions of this Appendix shall prevail and govern.

1.	NAMED USER DEFINITIONS:

1.1	"Professional User" is a Named User (i) who performs operational related roles and Employee User roles supported by the Software, ***.

1.1.1	***

1.1.2	***

1.2	"Limited Professional User" is a Named User who is an employee of a Business Partner performing limited operational roles supported by the Software. The total number of Limited Professional Users may not exceed fifteen percent (15%) of the total number of Professional Users licensed under the Agreement.

1.3	"Employee User" is a Named User who performs only employee self-service related roles supported by the Software. Each Employee User may access the Software solely for such individual's own purposes.

1.4	"Developer User" is a Named User who performs Employee User roles and uses development and administration tools provided with the Software for the purpose of modifying, deploying and managing SAP or third party applications or for the purpose of creating, modifying, deploying and managing custom developed applications.

2.	LICENSE GRANT: Licensee shall have a specific number of Named Users ***.

2.1	***

2.1.1	mySAP Business Suite:

		Number of Users Licensed:
"X" if Licensed		Professional	Limited Professional	Employee	Developer(1)
X	mySAP Business Suite * powered by SAP NetWeaver	595	105	0	4

(1) Licensee agrees to maintain at least one Developer User per installation

* powered by SAP NetWeaver is an SAP Application Specific Runtime License that is included with the mySAP Business Suite for the sole and exclusive purpose of interoperation with mySAP Business Suite Software through the limited use of some or all of the following components: Enterprise Portal (EP), Business Intelligence (BI), Knowledge Management (KM), Mobile Infrastructure (MI), Web Application Server (Web AS).

2.1.2	Cross Industry Software Engines/Functionality: None licensed at this time.

2.1.3	Industry Specific Software Engines/Functionality/Users: Only licensed Named Users can access Cross Industry Software Engines or Functionality.

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Confidential Treatment

a)	Consumer Industries:

"X" if Licensed		Functionality	License Metric	Licensed Level
X	mySAP Consumer Products	Apparel & Footwear Solution	Business Unit Revenue*	*** *

* ***

b)	Consumer Industries:

"X" if Licensed		Functionality	License Metric	Licensed Level
X	mySAP Consumer Products	Apparel & Footwear Solution	**Annual Revenues	**USD ***

** ***

2.1.4	*** LICENSE FEE AND PAYMENT: The total *** List Price License Fee for the Software specified above for the total number of Named Users and Software Engines is USD ***. The discountable portion of such List Price License Fee shall be discounted by *** for a standard Net License Fee of USD *** which shall be discounted *** for a total Net License Fee of USD 1,555,400.00. Such total Net License Fee shall be invoiced upon execution of this Appendix and is payable net thirty (30) days from date of invoice. In accordance with Section 5 below, the annual Maintenance Fee associated with *** of this Appendix is USD 264,418.00. The total invoice amount to Licensee for *** of this Appendix for License and Maintenance Fees is USD 1,819,818.00, which will be invoiced upon execution of this Appendix and is payable net thirty (30) days from date of invoice.

2.1.5	*** MAINTENANCE FEE AND PAYMENT:

Subject to Section 5 herein, the Maintenance Fee for the Software licensed under *** of this Appendix is priced at *** . The current annual Maintenance Fee for the Software licensed under *** of this Appendix is USD 264,418.00 ***. Maintenance Fees are invoiced on an annual basis effective January 1 of a calendar year. Any Maintenance Fees due prior to January 1 are invoiced on a pro-rata basis for the given calendar year in effect.

2.2	***

2.2.1	mySAP Business Suite:

		Number of Users Licensed:
"X" if Licensed		Professional	Limited Professional	Employee	Developer(1)
X	mySAP Business Suite * powered by SAP NetWeaver	170	30	0	0

(1) Licensee agrees to maintain at least one Developer User per installation

* powered by SAP NetWeaver is an SAP Application Specific Runtime License that is included with the mySAP Business Suite for the sole and exclusive purpose of interoperation with mySAP Business Suite Software through the limited use of some or all of the following components: Enterprise Portal (EP), Business Intelligence (BI), Knowledge Management (KM), Mobile Infrastructure (MI), Web Application Server (Web AS).

2.2.2	Cross Industry Software Engines/Functionality: None licensed at this time.

2.2.3	Industry Specific Software Engines/Functionality/Users: Only licensed Named Users can access Cross Industry Software Engines or Functionality.

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Confidential Treatment

Consumer Industries:

"X" if Licensed		Functionality	License Metric	Licensed Level
X	mySAP Consumer Products	Apparel & Footwear Solution	*Annual Revenues	*USD ***

* ***

2.2.4	*** LICENSE FEE AND PAYMENT: The total *** List Price License Fee for the Software specified above for the total number of Named Users and Software Engines is USD ***. The discountable portion of such List Price License Fee shall be discounted by *** for a standard Net License Fee of USD ***, which shall be discounted *** for a total Net License Fee of USD 444,400.00. Such total Net License Fee shall be invoiced upon the effective date of *** and is payable net thirty (30) days from date of invoice.

2.2.5	*** MAINTENANCE FEE AND PAYMENT:

Subject to Section 5 herein, the Maintenance Fee for the Software licensed under *** of this Appendix is priced at ***. The annual Maintenance Fee for the Software licensed under *** of this Appendix is USD 75,548.00 ***. Maintenance Fees are invoiced on an annual basis effective January 1 of a calendar year. Any Maintenance Fees due prior to January 1 are invoiced on a pro-rata basis for the given calendar year in effect.

2.3	DATABASE: Database Interface (see Section 6 below)

2.4	COUNTRY/LANGUAGE VERSIONS LICENSED: Applicable country/language specific versions licensed by Licensee from SAP hereunder are as follows:

All country/language specific versions generally delivered with the Software as of the effective date of this Appendix, including but not limited to English. This will not include such country/language versions that are subject to an uplift fee. So long as Licensee remains current with Maintenance, and a new country/language version becomes generally available to all customers at no additional license fee, Licensee shall be entitled to Use such country/language version for no additional License fee.

SAP licenses the Software for Use in countries for which there is currently no language or country specific functionality. Certain country/language specific functionality must be licensed directly from an SAP distributor located in that country as identified in SAP's current List of Prices and Conditions.

2.5	BUSINESS CONNECTOR: The mySAP Software licensed under item 2.1 and 2.2 above includes the right to Use the SAP Business Connector subject to the following conditions:

(a) Use of the Business Connector is only permitted for connecting to SAP Software components and is not permitted for communications between one or more systems not operating the Software. If Licensee desires to Use the Business Connector for such form of communication, Licensee must obtain a separate license from a third party.

(b) The standard version of the Business Connector may be downloaded by Licensee from SAP Service Marketplace.

(c) Secure Version: X ("x" if licensed)

In the event Licensee has licensed the secure version of the Business Connector, Licensee acknowledges: (1) the product contains 128 byte encryption; (2) Licensee will Use the Business Connector solely for commercial purposes; (3) Licensee will not permit Use of the Business Connector by any governmental or quasi-governmental agency foreign to the United States; (4) neither Licensee or any of Licensee's individual end-users have been denied export privileges by the United States; (5) the Business Connector will be used exclusively by the Licensee represented by the SAP Customer ID entered on the SAP website to obtain the software; (6) Licensee acknowledges that the Business Connector is subject to United States

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Confidential Treatment

Export Administration Regulations and agrees not to further export the Business Connector from Licensee's location. Licensee can obtain the secure version of the Business Connector by contacting Licensee's SAP contract administrator.

2.6	SAP APPLICATION SPECIFIC RUNTIME LICENSE: The mySAP Software licensed under item 2.1 and 2.2 above includes the right to Use the SAP Exchange Infrastructure (including the SAP designated adapters that connect solely SAP applications) subject to the following conditions: Use of the SAP Exchange Infrastructure is restricted to Use with SAP Software Components licensed by Licensee under the Agreement and the SAP Solution Manager solely as a runtime license. Use of the SAP Exchange Infrastructure for the SAP Solution Manager is restricted solely to the extent required under SAP's then current Maintenance offering (provided Licensee is receiving Maintenance from SAP). In the event Licensee Uses the SAP Exchange Infrastructure to build and/or operate a custom developed or third party application, a full use license is required.

3.	INSTALLATION: For Software to be installed on a specific Licensee or Affiliate Designated Unit within the Territory, Licensee shall provide SAP with written notice of the type/model and serial number and location of each Designated Unit and the number of Users allocated to each such Designated Unit prior to such installation. Such notice shall be in a form materially similar to Schedule 1 attached hereto and is to be sent to: SAP Contracts Department, Attention: Director of Contracts, 3410 Hillview Avenue, Palo Alto, CA 94304.

4.	DELIVERY: Delivery of the above-specified Software and Documentation is estimated to take place in December, 2004.

At Licensee's request, SAP will use commercially reasonable efforts to cooperate with Licensee in order to deliver the Software licensed in Section 2 herein (and excluding any portion of Maintenance) by electronic transmission or otherwise in accordance with Licensee's instructions. Any reasonable costs incurred by SAP in support of such transfer of the Software will be reimbursed to SAP by Licensee and Licensee agrees that it will provide all required technical support and connections, at its expense, as requested by SAP. Licensee will defend and indemnify SAP for any taxes, penalties and related interest (excluding taxes based on SAP's income) should such taxes result, as SAP makes no representations regarding the taxability of such transaction but is simply complying with Licensee's request.

Currently, software shipped to the following states will be subject to sales taxation: Arizona, Arkansas, California, Colorado, Connecticut, District of Columbia, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin, and Wyoming. This listing is provided for information only. Licensee is responsible for obtaining its own tax advice. This list is subject to change without notice.

5.	MAINTENANCE: Maintenance offered by SAP is set forth in the Maintenance Schedule to the Agreement. Maintenance at the site(s) specified in the Maintenance Schedule to the Agreement shall commence as of the first day of the month following initial delivery of the Software. Maintenance Fees are subject to change once during a calendar year upon ninety (90) days notice to Licensee. *** Maintenance fees set forth above do not include federal, state or local taxes. Maintenance Fees are invoiced on an annual basis effective January 1 of a calendar year and payable Net 30 days. Any Maintenance Fees due prior to January 1 are invoiced on a pro-rata basis for the given calendar year in effect. ***

6.	THIRD-PARTY DATABASE:

7.1 The Software licensed hereunder requires a third party database product which has either been integrated or pre-installed as part of the Software, or which must be installed to Use the Software. Third party database product functionality as integrated in the Software may differ from a non-integrated third party database product. Each third party database product is

4

Confidential Treatment

subject to its respective third party vendor License Agreement. This Agreement does not contain a license to use the integrated third party database product. Licensee has no right to use and are not licensed to use the copy of the third party database in conjunction with the Software and Software Engine licensed hereunder until Licensee has executed the Agreement, this Appendix and a third party database license agreement for the third party database. Upon request, Licensee shall provide to SAP the invoice number and/or license number and corresponding date for the third party database license.

SAP makes no representations or warranties as to the terms of any license or the operation of any third-party database obtained directly from a third party supplier by Licensee. Licensee is responsible for support and maintenance of the third-party database licensed from a third party supplier, and SAP has no responsibility in this regard.

7.2 mySAP EP licensed hereunder requires a third party database product, currently MS SQL Server, Oracle, which must be installed to Use mySAP EP. In the event Licensee Uses Unification for mySAP EP licensed hereunder, Unification for mySAP EP requires a third party database product, currently MS SQL Server, which must be installed to Use Unification for mySAP EP. Each third party database product is subject to its respective third party vendor license agreement. This Agreement does not contain a license to use the third party database product.

7.	LICENSE KEY: Each copy of the Software licensed hereunder requires a license keycode. For each installation of the Software, eight (8) keycodes shall be provided. The license keycodes will be issued by SAP AG within four (4) weeks from the date of installation of the Software on each Designated Unit. The required form to receive the license keycodes from SAP AG must be completed by Licensee and faxed to SAP AG within the four (4) week period following installation of the Software. The applicable form and fax number will be included in each installation kit provided to Licensee upon delivery of the Software. Licensees that subsequently change Designated Units for Use of the licensed Software must be re-issued license keycodes for each respective copy of the licensed Software. Failure of Licensee to obtain necessary license keycodes for the licensed Software within four (4) weeks of installation of such Software, will cause the Software to have limited Named User access until such time as the license keycodes are issued.

8.	CONSIDERATION: Provided that Licensee is current with all payments to SAP as described herein, upon SAP's receipt of License and Maintenance Fee payments ***, Licensee shall have the right to Use the SAP Apparel and Footwear Engine Licensed hereunder for up to the number of Named Users Licensed by Licensee hereunder through both ***, for those divisions described hereunder and for divisions acquired by Licensee after the execution date of this Appendix, so long as Licensees total annual revenues among all divisions remains below USD ***.

9.	***

10.	***

11.	PUBLICITY: In consideration of the discount provided herein, Licensee agrees to provide telephone references for prospective SAP customers. Licensee also agrees to provide press testimonials, releases and announcements at SAP's request, provided that the Licensee shall not be required to provide such press testimonials, releases and announcements more than twice per year and, provided, further, that no opinion shall be attributable to Licensee other than Licensee's own opinion of the Software and Services based on Licensee's own experience. All such press testimonials, releases and announcements are subject to Licensee's prior written approval to be given or withheld in Licensee's sole discretion.

5

12.	VALIDITY OF OFFER: The validity of this Appendix will expire December 1, 2004, unless sooner executed by Licensee, or extended in writing by SAP.

Accepted by:

SAP America, Inc. (SAP)		Warnaco Inc. (Licensee)
By:	/s/ Joseph P. La Rosa	By:	/s/ Jay A. Galluzzo
Title:	Vice President	Title:	Vice President, General Counsel and Secretary
Date:	12/1/04	Date:	12/1/04

6

Schedule 1 to Appendix 1 effective December 1, 2004

Designated Unit Information

1.	Name of Licensee or Subsidiary where Designated Unit is located: __________________

2.	Designated Unit(s) to be identified by Licensee to SAP in writing.

Type/Model No.:	__________________________________

Serial No.:	__________________________________

Location of Designated Unit:	__________________________________

__________________________________

Telephone Number:	__________________________________

Software Delivery Contact Person:	__________________________________

3.

Hardware Information		Operating System		Database*
Manufacturer	Model	Manufacturer	Release	Manufacturer	Release

* Note: When Database is licensed from the vendor directly, insert P.O. Number___________, Invoice Number _________ and Date ____________

Name  Date

Title

(Licensee)

7

Confidential Treatment

Schedule 2 to Appendix 1 effective December 1, 2004

*** Software

***

8

Confidential Treatment

Appendix 2
effective December 1, 2004 ("Appendix")
to
SAP AMERICA, INC. ("SAP")
SOFTWARE LICENSE AGREEMENT effective December 1, 2004 ("Agreement")
with
WARNACO INC. ("Licensee")

This Appendix is hereby annexed to and made a part of the Agreement specified above. The following Articles and Provisions of the Agreement are specifically incorporated herein by reference: 1 (Definitions), 2 (License Grant), 4 (Price and Payment), 5 (Term and Termination), 6.1 (Protection of Proprietary Information), 7.3 (Express Disclaimer), 9 (Limitation of Liability), 10 (Assignment) and 11 (General Provisions). Unless stated otherwise herein, all other provisions of the Agreement are specifically excluded with respect to this Appendix. In each instance in which provisions of this Appendix contradict or are inconsistent with the incorporated provisions of the Agreement, the provisions of this Appendix shall prevail and govern.

1.	*** LICENSE GRANT EFFECTIVE December 1, 2004:

1.1	Software licensed by Licensee from SAP hereunder is as follows:

RWD Info PakTM Suite with Simulator Or Simulator only

	LICENSED: NUMBER of LICENSED SAP USERS
	Professional and Limited Professional Users	Employee Users
RWD Info PakTM Bundled Package with Simulator (including Publisher, Glossary, Web Architect and Simulator)	700	0
RWD Info PakTM Help Launchpad	700	0

1.1.1.	*** LICENSE FEE AND PAYMENT: The total List Price License Fee to Licensee for the Software specified above for the total number of Named Users and Software Engines is USD *** which shall be discounted *** for a total Net License Fee to Licensee of USD 61,250.00.

In the event Licensee exceeds the License Grant specified herein, and/or Licensee desires to expand the License Grant specified herein to include additional Affiliates, divisions or business units not identified herein Licensee agrees to provide written notice to SAP. SAP reserves the right to modify the Agreement to reflect such increase in the License Grant, recalculate the Net License Fee and Maintenance Fee accordingly and invoice Licensee for such increased license and maintenance fees based on SAP's then current pricing in effect.

Upon SAP's reasonable request, Licensee shall deliver to SAP a report, as defined by SAP, evidencing Licensee's usage of the RWD software licensed under this Agreement.

1.1.2.	*** MAINTENANCE FEE AND PAYMENT: Maintenance at such United States site(s) shall commence January 1, 2005. Maintenance Fees for the Software licensed under *** of this Appendix, for the total number of Users specified above, is USD 10,413.00 *** per year. Maintenance fees are subject to change upon ninety (90) days notice to Licensee. Maintenance fees set forth above do not include federal, state or local taxes.

2.	INSTALLATION: For the RWD Software to be installed at a specific Licensee and/or Affiliate site within the Territory, Licensee shall provide SAP with written notice of the location of each computer and the number of Users, licensed in Item 1, allocated to each such device within sixty (60) days of the use of such device. Such notice shall be in a form materially similar to Schedule 1 attached hereto and is to be sent to: SAP Contract Department, Attention: Director, Contracts: 3410 Hillview Avenue, Palo Alto, CA 94304. Licensee shall be responsible for installation of the RWD Software.

1

3.	DELIVERY: Delivery of the above-specified Software and Documentation is estimated to take place in December, 2004.

At Licensee's request, SAP will use commercially reasonable efforts to cooperate with Licensee in order to deliver the Software licensed in Section 2 herein (and excluding any portion of Maintenance) by electronic transmission or otherwise in accordance with Licensee's instructions. Any reasonable costs incurred by SAP in support of such transfer of the Software will be reimbursed to SAP by Licensee and Licensee agrees that it will provide all required technical support and connections, at its expense, as requested by SAP. Licensee will defend and indemnify SAP for any taxes, penalties and related interest (excluding taxes based on SAP's income) should such taxes result, as SAP makes no representations regarding the taxability of such transaction but is simply complying with Licensee's request.

Currently, software shipped to the following states will be subject to sales taxation: Arizona, Arkansas, California, Colorado, Connecticut, District of Columbia, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin, and Wyoming. This listing is provided for information only. Licensee is responsible for obtaining its own tax advice. This list is subject to change without notice.

4.	MAINTENANCE FEE AND PAYMENT:

4.1	To the degree RWD makes such maintenance services generally available to SAP, Licensee may request and SAP shall provide maintenance service ("Maintenance") with respect to the RWD software, so long as Licensee is subscribing for and paying for Maintenance. Maintenance currently includes the delivery of releases and versions of the RWD software made available to SAP, support via telephone, coordination of defect correction with RWD, and SAP's Online Software Services. Maintenance, from SAP, for the RWD software licensed hereunder is limited to the United States sites previously identified in the Agreement and related Appendices. Notwithstanding anything to the contrary in the Agreement, Licensee acknowledges RWD's standard hours of maintenance service are Monday through Friday, 8:30 a.m. to 5:30 p.m., eastern standard time, except for holidays as observed by RWD; further, Licensee acknowledges that for each release, RWD will offer maintenance services through SAP only for the most recent version and the version immediately prior thereto. After a new release becomes commercially available, RWD will provide maintenance services through SAP only for such new release and, until a new version of the new release becomes available, for the latest version of the prior release. In order to receive Maintenance hereunder, Licensee must make all required remote support connections to each Designated Unit, at its expense, as requested by SAP.

Licensee shall appoint no more than 5 individuals who are knowledgeable in the operation of the RWD Software to serve as primary contacts in the event that Licensee needs to contact RWD for support. The identification and number of Key Users will be specified in Schedule 1 to this Appendix. All of Licensee's support inquiries shall be initiated solely through these Key Users. Licensee shall have the right to appoint substitute individuals to serve as Key Users provided the names of the new individuals and the individuals being substituted are communicated to SAP in writing. Licensee shall have the right to appoint additional individuals to serve as Key Users upon mutual agreement of the Licensee and SAP.

4.2	In the event Licensee elects not to commence Maintenance upon the first day of the month following initial delivery of the RWD software, or Maintenance is otherwise declined for some period of time, and is subsequently requested or reinstated, SAP will invoice Licensee the accrued maintenance service fees associated with such time period plus a reinstatement fee.

5.	LIMITATION OF LIABILITY: In no event shall SAP's total liability for damages of any kind or nature in any way arising from or related to the RWD software licensed hereunder exceed an amount equal to the Net License Fee identified in Item 2 hereof.

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6.	THIRD-PARTY DATABASE:

6.1	The Software licensed hereunder requires a third party database product which has either been integrated or pre-installed as part of the Software, or which must be installed to Use the Software. Third party database product functionality as integrated in the Software may differ from a non-integrated third party database product. Each third party database product is subject to its respective third party vendor License Agreement. This Agreement does not contain a license to use the integrated third party database product. Licensee has no right to use and are not licensed to use the copy of the third party database until Licensee has executed the Agreement, this Appendix and execute a third party database license agreement for the third party database. Upon request, Licensee shall provide to SAP the invoice number and/or license number and corresponding date for the third party database.

6.2	SAP makes no representations or warranties as to the terms of any license or the operation of any third-party database obtained directly from a third party supplier by Licensee. Licensee is responsible for support and maintenance of the third-party database licensed from a third party supplier, and SAP has no responsibility in this regard.

7.	***

8.	VALIDITY OF OFFER: The validity of this Appendix will expire December 1, 2004 unless sooner executed by Licensee, or extended in writing by SAP.

Accepted by:	Accepted by:

SAP AMERICA, INC. (SAP)		WARNACO INC. (Licensee)
By:	/s/ Joseph P. La Rosa	By:	/s/ Jay A. Galluzzo
Title:	Vice President	Title:	Vice President, General Counsel and Secretary
Date:	12/1/04	Date:	12/1/04

EH111104

3

Schedule 1
to Appendix 2 effective December 1, 2004

Software and User Allocation

Licensee — please assist with inserting this information

Contact Data

Customer Name:
* Shipping Address:
City/State/Zip:
Contact Name:
Contact Phone Number:	Contact Fax Number:
Contact E-Mail Address:

* Shipping address must be a street address, PO Box is not sufficient.

Products Licensed:

	NUMBER of LICENSED SAP Professional and Limited Professional USERS	NUMBER of LICENSED SAP Employee USERS
RWD Info Pak Bundled Package with Simulator
RWD Info Pak Bundled Package without Simulator
RWD Info Pak Launchpad
RWD Info Pak Publisher / Glossary Only
RWD Omni Help Only
RWD Info Pak Simulator Only

Current SAP Release:	Microsoft Windows Version:
Microsoft Office Version:	SAP GUI Version:

Account Executive Name:	Phone No.: Fax No.:

Date Form Completed:	Contract Start Date:	Maint. Start Date:
Maint Fee:

4

Execution Copy
Fixed Fee

Statement of Work
Issued December 1, 2004
to
Professional Services Schedule ("Agreement")
between
SAP America, Inc. ("SAP")
and
Warnaco Inc. ("Licensee" or "Warnaco")

Project Name: ERP Implementation ("Project")

This Statement of Work and the terms and conditions of the SAP Professional Services Schedule, having an Effective Date of December 1, 2004, describe the Services to be provided to Licensee in support of the implementation of SAP Software for the fees set forth herein as authorized by Licensee by signing this Statement of Work.

1.    Scope and Approach

Licensee requires SAP Services for the implementation of the individual Project hereinafter referred to as "the Project". The scope of the Project is set forth in the attached Exhibit 1. The Project details and associated timelines are set forth in the attached Exhibit 2. The Project Service fees, associated expenses, and payment structure are set forth in the attached Exhibit 3. Any modification to this SOW requires a Change Order as set forth in the attached Exhibit 4. All Exhibits and amendments thereto are incorporated herein by reference.

2.    Licensee Responsibilities

Licensee agrees to provide appropriate project resources, including but not limited to equipment, data, information, workspace and appropriate and cooperative personnel, to facilitate the performance of the Services. Such provision shall include, but not be limited to, the following:

WARNACO Team and Project Location

a)	Prior to Business Blueprint, WARNACO will have the WARNACO Core Team ("CT") members, roles and processes defined and formalized.

b)	WARNACO key business users and subject matter experts ("SMEs"), including management, will make reasonable efforts to be available to SAP for participation in the completion of the Business Blueprint, and for the playback of business processes during Realization, and additionally for the resolution of outstanding issues. Key business users and SMEs will have the requisite authority to make decisions regarding materials content and format in their area of responsibility.

c)	The WARNACO CT assigned to deployment and rollout must have a thorough understanding of the configured SAP system, interfaces, conversions, custom developments, etc. To accomplish this, WARNACO will ensure that the deployment or rollout personnel are on the project at least 10 (ten) days in advance of planned rollout. The CT will have completed the level three training and have the ability to configure the system by March 31, 2005.

d)	WARNACO will provide a business leader in each functional and technical area ("Business Process Owner") to guide the business requirements and process, including but not limited to, the provision of validation (or alternately detailed feedback necessary for validation) of configuration, necessary interface testing, data conversion testing, and bolt-on Complimentary Software Partner ("CSP") software integration, if any. Business Process Owners shall exhibit a comprehensive WARNACO vision, speak on behalf of Warnaco for all sites related to the Project, and communicate with each site regularly. The project roles required are defined below.

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e)	WARNACO shall retain ownership and responsibility for the timely delivery of the "organizational change management function" portion of the Project as described in Statement of Work #2 entered into by the parties concurrently with this SOW subject to the terms and conditions set forth therein. Warnaco acknowledges that SAP's ability to perform the Services as described herein is contingent upon Warnaco's performance of this role.

Development: Interfaces, Conversions, Reports, Enhancements, Forms, and Workflow

f)	WARNACO will ensure that WARNACO CT has knowledge of existing WARNACO legacy systems and interface architecture (including EDI technology) from a technical perspective and will be available to support SAP with respect to infrastructure, network, desktop support and web-based programming. Additionally, upon reasonable notice from SAP, WARNACO will provide competent resources to load conversion data at SAP's request.

g)	Data cleanup in legacy systems is wholly the responsibility of WARNACO. WARNACO is responsible for extracting and loading data from legacy systems for conversion or interfaces. WARNACO is responsible for validating converted data and reconciling converted data with legacy systems. SAP will develop the conversion import tools and assist WARNACO to load the data. SAP will provide advice and expertise regarding likely areas of data cleanup and realistic timeframes for the accomplishment of tasks set forth in this paragraph.

Working Conditions and Requirements

h)	WARNACO will provide any unique hardware or software required by SAP for access to WARNACO's SAP solution(s), other information systems, or WARNACO networks. WARNACO will provide SAP with necessary, and sufficiently private, office space for work on-site. The office space should include access to telephones, printers, copiers, analog lines and network connectivity, which SAP shall use solely in connection with the Project.

l)	WARNACO will provide required networked workstations, which will have appropriate software, including Windows 2000 (or later versions), Microsoft Office applications (Word, Excel, and PowerPoint), Microsoft Project (for Project Manager) and Microsoft Visio 5.0 or greater. Additionally, the workstations need access to the WARNACO servers, the latest SAP configuration, and the WARNACO email system. The systems should also have sufficient RAM, processor power, and hard drive space to accommodate using the SAP graphical user interface and Microsoft Word simultaneously.

m)	SAP will be provided with access to all WARNACO facilities necessary for the project, including all necessary identification material (badges, cards, etc). This includes necessary access to buildings and systems during and after normal business hours, on weekends, and on holidays. SAP will make all reasonable efforts to coordinate its required access with the Warnaco project team and will schedule off-hours access appropriately.

n)	WARNACO will ensure SAP's access via the Internet for use by Offshore development resource(s), to allow offshore resources to unit test developments.

Testing

o)	WARNACO business users and subject matter experts will perform user acceptance testing, supported by SAP Consultants and the CT, which includes a full planning cycle during integration testing. SAP will provide guidance regarding scope and content of the acceptance test.

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Training

p)	WARNACO will provide all necessary classrooms. WARNACO shall take responsibility for ensuring that networked computers in the classrooms function properly. WARNACO will also provide computer projection devices. SAP will be available to work with Warnaco to develop training schedules in advance that allow for appropriate planning of materials, space and other Warnaco resources.

q)	WARNACO is responsible for conducting end user training supported by SAP Consultants. The SAP Training Lead will perform a train the trainer session to the WARNACO trainers.

Technology and Hardware

r)	Prior to Integration testing, WARNACO will have production hardware procured and installed as well as a production system in place to commence with system transports and build.

WARNACO Core Team minimum resource requirements:

WARNACO shall provide at least the following resources that shall be considered the WARNACO Core Team. Should these resources not be provided to the Project, a delay in the Project could occur requiring additional SAP resources and/or a Change Order.

Role	Number Required	Percentage Involvement
Project Manager	One	100%
Project Office Administration	One	100%
Change Management Lead	One	100%
Business Process Owners – • Supply • Demand • Finance	One Each	100%
Process Team Leads • Supply • Demand • Finance	One Each	50%
Team Member – SME's These roles will be determined as required in each phase. The person designated to this role, will provide specialized knowledge in that area.	By functional area	As Required
Team Member – Technical Configurer: • Supply • Demand • Finance	One Each	100%
Integration/Development Manager	One	100%

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Role	Number Required	Percentage Involvement
Basis Systems Specialist	One	100%
Developer/Tools This role is for the legacy system development and conversion extracts	As required	As required
Training Lead	One	100%
Trainers	Per Functional Area	Full Time during Final Preparation phase
Super Users – By Functional Area	One per Functional Area	Part-time (50-75%) throughout the project duration
Program Management Office*	As defined below in Section 3 [Project Assumptions] Number 1*	Weekly
Steering Committee SAP Steering Committee Resources: Customer Engagement Manager Project Manager	Corporate CIO Corporate CFO VP Corporate IT President Warnaco Swimwear	Monthly or as required to resolve issues that would impact project schedule

*	The Program Management Office ("PMO") consists of the following individuals:

•	Project Office Administration

•	Business Process Owners

•	Project Manager – Warnaco

•	Project Manager – SAP

•	Organizational Change Manager

•	Customer Engagement Manager – SAP

The role of the PMO is as follows:

•	Define and establish performance measures and monitor implementation status

•	Coordinate the budget process; control and report on program costs and deviations from budget/plans

•	Define the implementation approach/methodology, program management tools and standards for the program

•	Maintain the master repository of key program documentation regarding quality audits, global procedures, and so on

•	Own the change control process for program deliverables

•	Manage Project schedule and report any significant deviations from the plan

•	Manage the Issues log

•	Review Project status on a weekly basis

Licensee agrees that the fees and timeline set forth herein shall be subject to change if the Licensee Responsibilities are not performed in a timely and appropriate manner and/or if the project resources are not provided.

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3.    Project Assumptions

Exhibit 1 (Scope), Exhibit 2 (Approach, Approach Results, and Timelines), and Exhibit 3 (Fees), are based on the following assumptions:

1)	Licensee performs all Licensee obligations as set forth herein. Should Warnaco not meet the obligations defined in this document, it may result in a project delay and result in a Change Order.

2)	The Project will be performed in English; Licensee will be responsible for any translations for additional languages.

Location and Resources

3)	Location of the Services: the project location is Los Angeles, California; Milford, Connecticut; and New York, NY.

4)	Licensee: Lawrence Rutkowski, Chief Financial Officer is the primary SAP Contact. The client Project Manager is an experienced Project Manager with a strong understanding of the WARNACO culture and company processes.

5)	An SAP Customer Engagement Manager and Project Manager must represent SAP to the Steering Committee.

6)	Any delay to this project due to unreasonable non-availability of WARNACO staff or the failure of WARNACO personnel to provide required information or documentation pursuant to the agreed turnaround times defined in Exhibit 2 may result in a Change Order.

7)	SAP will have no responsibility for the performance of contractors or vendors other than those engaged by Warnaco through SAP, or delays caused by them, in connection with the Project.

8)	Scope of the project will be frozen during the Business Blueprint phase. If additional functionality is requested (e.g. consolidations), a Change Order will be required.

SAP Solution

9)	No modifications will be made to the SAP source code and data dictionary, unless otherwise agreed to by the parties in a Change Order (see Exhibit 4).

10)	The role-based security profiles supplied by SAP will be used pending approval during the Blueprint phase of their applicability to the Warnaco implementation.

11)	The SAP AFS solution will be applied to the core SAP ERP package and will be used as the baseline implementation.

Project and Scope Management

12)	Changes to scope require Steering Committee approval and a Change Order (see Exhibit 4).

13)	Reasonable efforts will be made on Policy and Functionality decisions within 24 hours with a 3 business day maximum turnaround. Any disputes that cannot be readily resolved must be presented to the Steering Committee for prompt resolution.

14)	WARNACO executive leaders must have an understanding of Enterprise Systems Software and SAP, especially an appreciation of the impact on the Project of business process changes and of changes in resources and assignments, through focused engagement in the Project and through executive briefings.

15)	Weekly project status meetings will be held to provide updates regarding project status and to discuss project issues, revalidate cost and schedule estimates and assumptions, and provide consistent information to all team members.

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Confidential Treatment

16)	WARNACO will change existing business processes and follow SAP Best Practices to the extent practicable.

17)	WARNACO will provide timely review of Deliverables as specified in Section 4 herein and in Exhibit 2.

18)	This Statement of Work includes 5 weeks (25 days) of Post Production Support as described in Exhibit 3.

Technology and Development

19)	The Project does not include implementation of interfaces beyond what is currently in place with WARNACO existing systems.

20)	The infrastructure planning to support an R/3 rollout will be implemented in parallel with the R/3 functional implementation, and must be adequate to support the production environment.

Training

21)	Training materials will be provided in English.

22)	Excludes Project Team training development and execution.

Licensee agrees that any change to or Licensee's failure to fulfill any of the assumptions set forth above may affect SAP's ability to provide timely and efficient services hereunder and that, as a result of such change or failure, SAP's fees and the timeline as set forth in herein may be subject to change.

4.    Acceptance

4.1    SAP will deliver each completed Deliverable on or before the appropriate Expected Completion Date, as set forth in Exhibit 2. ***

4.2    ***

5.    Project Management

Each party shall designate a Project Manager. The Project Managers shall work together toward a timely implementation in accordance with the Project Scope Document. The SAP Project Manager will, with the Licensee Project Manager, plan the Project, select resources and quality check the activities and progress.

The SAP Consultants will be located at designated Licensee facilities. Licensee agrees and understands that the assigned SAP Consultant(s) will occasionally perform Services on the Project implementation from an SAP office.

SAP reserves the right, in its sole discretion, to replace any assigned SAP Consultant with another SAP Consultant with equivalent skills; in the event SAP exercises this right, SAP shall use commercially reasonable efforts to ensure the Project's continuity.

Licensee shall have the right to request a replacement of any assigned SAP Consultant with another SAP Consultant with equivalent skills and SAP shall use commercially reasonable efforts to accommodate such request and to ensure the Project's continuity.

Licensee and SAP will maintain a Project oversight governance committee ("Governance Committee") comprised of one SAP executive and one Licensee executive (currently identified as Lawrence Rutkowski, Chief Financial Officer from Licensee and Mr. Dean Germeyer from SAP). This committee will meet on an ad hoc basis, and/or as necessary, to review the Project status with the Program Managers and provide guidance as to whether a requested change by Licensee shall be considered by SAP to be in Project Scope, as described in Exhibit 2, or whether such change requested by Licensee requires a Change Order.

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The SAP Application Consultant(s) will work with Licensee resources in the translating of the business requirements into system solutions and other tasks that relate to the Project implementation.

The SAP Basis Consultant will work with the Licensee technical resources in establishing development, test and production environments. The SAP Basis Consultant will provide system support and performance optimization, make recommendations for backup and recovery strategies, capacity planning and hardware configuration.

6.    Term and Termination

Term.     This Statement of Work shall become effective upon the execution by both parties.

6.1    Termination for Default.    In addition to a termination pursuant to Section 4.2(c) above, either party may terminate this Statement of Work upon the occurrence of one or more of the following events:

(i)    The failure of a party to make payment of any undisputed amounts when due and the expiration of fifteen (15) calendar days from receipt of notice thereof; or

(ii)    The failure of a party to comply with any material term or condition of this Statement of Work after the non-breaching party has provided the other party fifteen (15) days prior written notice specifying the nature of such breach and the breaching party fails to commence to cure such default within such fifteen (15) day period; or

(iii)    The dissolution or liquidation of the other party, the insolvency or bankruptcy of the other party, the institution of any proceeding by or against the other party under the provisions of any insolvency or bankruptcy law; the appointment of a receiver of any of the assets or property of the other party, or the issuance of an order for an execution on a material portion of the property of the other party pursuant to a judgment.

6.2    Termination for Convenience.    Licensee may, by providing at least thirty (30) days prior written notice stating the extent and effective date, terminate this Statement of Work for convenience in whole or in part at any time. In the event of a termination for convenience at any time by Licensee, SAP shall be paid for all Services performed, but not yet invoiced, for any Deliverable on a percentage of completion basis.

7.    Non-Solicitation/No-Hire

Neither party shall solicit or hire, in any capacity whatsoever, any of the other party's employees involved in this SOW during the term of this SOW and for a period of six (6) months from the termination hereof, without the express written consent of the other party.

8.    General

Any change to this Statement of Work, including Exhibits 1 or 2 or 3, shall be subject to mutual agreement of the parties and shall be made in accord with Exhibit 4 hereto, Change Order Procedure, which is hereby incorporated by reference. SAP shall not commence work on any such change unless and until the change has been agreed to in writing.

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IN WITNESS WHEREOF, the parties have so agreed as of the date written above.

Accepted By:		Accepted by:
SAP America, Inc. (SAP)		Warnaco Inc. (Licensee)
By:	/s/ Greg Clarke	By:	/s/ Jay A. Galluzzo
Print name:	Greg Clarke	Print name:	Jay A. Galluzzo
Title:	CEM	Title:	Vice President, General Counsel and Secretary
Date:	11/30/04	Date:	12/1/04

Attachments:	Exhibit 1	Scope
	Exhibit 2	Approach, Approach Results, Timelines
	Exhibit 3	Payment Structure
	Exhibit 4	Change Order

PSA SOW Fixed Fee (09-02)

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Confidential Treatment

Execution Copy

Exhibit 1
Statement of Work
Issued December 1, 2004
to
Professional Services Schedule ("Agreement")
between
SAP America, Inc. ("SAP")
and
Warnaco Inc. ("Licensee" or "Warnaco")

1.    Project Scope

The recommended implementation timeframe, scope and effort were developed from data resulting from the High Level Blueprint initiative performed for Licensee by SAP prior to the execution of this SOW combined with specific data received through discussions with key WARNACO personnel, and also from documents provided by Warnaco as pertinent to the Project. The following table represents SAP's approach for WARNACO's implementation given known requirements and constraints.

The Scope of this Statement of Work covers the SAP ERP implementation at Warnaco Swimwear and Corporate Financials only. The implementation Scope, (standard SAP functional areas that can be included in the Project), is listed by area below. Any item not listed and described below is expressly out of Scope.

Functional Scope

Module	Sub-module	Description

***

Business Warehouse Scope

Business Process	InfoCubes/ODS	InfoSources	Key Figures

***

BW Subject Area	Business Process	InfoCubes/ODS	InfoSources	Key Figures

***

Confidential Treatment

Execution Copy

Reports, Interfaces, Conversions, EDI and Forms Scope

General Reports

The following table details the general reports that have been identified for the initial rollout of the project. Any *** general report not listed in the table below will necessitate a change order.

Title	Type	Description

***

Interfaces

Interface	DIRECTION	System	Method	Frequency

***

Note: ***

For purposes of clarification, the following table details the interfaces considered out-of-scope for this Project:

Interface	System	Reason

***

DATA CONVERSION

Note:    This section highlights what data needs to be converted from legacy systems to support the SAP system.

The guiding principle for conversion of historical transaction data is to require conversion to SAP only if there is a driving business reason to do so. Similarly, automated conversion of master and transactional data will be considered only if there is significant volume.

Data to be converted

Data Description	Source	Type	Cleansing	Auto/ Manual	Records/ Content

***

Confidential Treatment

Execution Copy

Data Conversion Approach

The purpose of this section is to provide insight into how legacy data will be converted and imported into the SAP R/3 system. In all cases where the appropriate data exists in a legacy system (e.g. ACS), it is assumed that data will be CLEANSED and inputted properly by WARNACO prior to R/3 data loading and provided to the data conversion team in a fixed-structure format. The process of data cleansing generally involves removing any obsolete records and/or correcting legacy field values, as needed, to ensure data consistency. It is IMPERATIVE that the legacy data be internally consistent and accurate prior to conversion.

The following table summarizes a typical data conversion approach to various transactional and master data loads. The purpose of compliance with the Proposed Action recommendation is to minimize additional manual intervention after initial data load into R/3 is complete.

Data Description	Scenario	Proposed Action

***

Forms Scope

The following table details the forms for external business communication for the initial rollout of the project.

Business Process	Type	Frequency

***

EDI Scope

The following table details the EDI scope for the initial rollout of the project.

Description (ANSI document)	DIRECTION	Frequency

***

Workflow

The Workflow scope establishes what events or business scenarios require a work item to be created. Examples of such events are business process require additional authorization such as purchasing and credits or exception handling.

The following table details the Workflow scope for the initial rollout of the project.

Description	TRIGGER	Frequency

***

Workflow transactions will be analyzed and only the out of the box transactions will be activated, assuming that there is no significant increase in time.

PROJECT TEAM TRAINING

The scope of work includes Project Team training and End User training. The training was estimated based on the following assumptions:

Training Assumptions:

***

Confidential Treatment

Execution Copy

Exhibit 2
Statement of Work
Issued December 1, 2004
to
Professional Services Schedule ("Agreement")
between
SAP America, Inc. ("SAP")
and
Warnaco Inc. ("Licensee" or "Warnaco")

Approach, Approach Details, Timelines

1.    Approach

AcceleratedSAP (ASAP) is SAP's standard methodology for implementations of SAP solutions. ASAP provides the tools, and methodologies that you need to implement your enterprise's solutions from SAP.

The proposed approach for the WARNACO's implementation project consists of the following phases.

***

2.    Approach Details / Phase Breakdown

***

Deliverables & Descriptions

This section defines the Services to be provided by SAP specific to the SAP implementation process, as described above, for the Warnaco Project. The implementation will include Consulting Services to support the Deliverables as outlined in this Statement of Work below.

***

Table 1 – Deliverables and Acceptance Criteria

Deliverables	Description	Expected Completion	Acceptance Criteria	Acceptance Period in Business Days

***

* Production Support Resources

Position	Number of Days

***

3)    Project Timeline

The current proposed WARNACO implementation timeline is summarized in the following chart.

Initial Rollout Timeline

***

Confidential Treatment

Execution Copy

Exhibit 3
Statement of Work
Issued December 1, 2004
to
Professional Services Schedule ("Agreement")
between
SAP America, Inc. ("SAP")
and
Warnaco Inc. ("Licensee" or "Warnaco")

Fees, Payment Terms & Conditions

Services provided in accordance with this Statement of Work are provided on a fixed price basis, based on a Project commence date of December 1, 2004. The fixed price of this SOW for implementation and training is USD $4,785,324.00 (not including travel and expenses).

For purposes of this Statement of Work only, Section 3 [Taxes] to the Agreement shall be modified as follows:

Add the following to the end of the Section 3:

"SAP shall use commercially reasonable efforts to advise Warnaco if SAP becomes aware that any such taxes shall be imposed on SAP personnel. Warnaco shall have the option to request a substitute resource from SAP in order to avoid such taxes, and SAP shall replace such resource accordingly."

Payment Schedule

Deliverables	Month	Payment $
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
USD 4,785,324

Travel Expenses

Except as otherwise stated below, Warnaco will pay a maximum of $525,000 for actually incurred travel expenses associated with this Statement of Work, Additionally, in the event that SAP does not reach the $525,000 maximum, Warnaco shall pay to SAP $.50 for each dollar of the dollar amount difference between $525,000 and SAP's actually incurred travel expenses.

Each consultant required to travel will be allowed a maximum of $825 per week to cover Parking, Hotel, Meals, Rental Car and Gas (all inclusive of fees and taxes)

o	Hotel: $390.80/week

o	Meals: $50/day

o	Parking / Gas: $56.20/week

o	Rental Car: $178/week

Execution Copy

Consultants living within driving distance of the Project, will be allowed a maximum of $75/week to cover mileage.

Miscellaneous expenses (e.g. Copies made at Kinkos, Flights to other locations, etc.) must be approved by project management prior to incurring the cost. These costs are not included in the not to exceed amount of $525,000.

Weekend stays Parking, Hotel, Meals, Rental Car and Gas (all inclusive of fees and taxes) and changes to travel plans must be approved in advance and are exclusive of and unrelated to the "not to exceed" amount of $525,000.

For any change orders to the fixed price SOW that are approved by Warnaco, SAP will use reasonable efforts to make travel expenses at or around 12% (exclusive of and not including "weekend stays" [Parking, Hotel, Meals, Rental Car and Gas (all inclusive of fees and taxes)] and changes to travel plans of the total change order fee. If SAP believes certain change orders require more travel budget it will need to provide a detailed explanation, which Warnaco will consider in its change order approval process.

Travel Assumptions:

•	Estimated costs for flights based on consultant's residence and project location (Los Angeles & Milford, CT).

•	For expected travel, consultants to purchase airline tickets at least 2 weeks in advance (where feasible).

•	SAP consultants will enter actual expenses each month. Warnaco will receive a detailed listing of expenses by consultant in each invoice.

•	SAP will be solely responsible and accountable for holding consultants to a defined travel policy.

Service Invoices

The amounts payable in connection with Deliverables set forth above and accepted as set forth herein will be invoiced monthly. All payments are due net thirty (30) days from the date of invoice. Invoices shall be sent to the attention of Larry Warehime, WARNACO.

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Execution Copy

Exhibit 4
Statement of Work
Issued December 1, 2004
to
Professional Services Schedule ("Agreement")
between
SAP America, Inc. ("SAP")
and
Warnaco Inc. ("Licensee" or "Warnaco")

Change Order Procedure

1.    General

Any change to this Statement of Work, including Exhibit 1, shall be subject to mutual agreement of the parties and shall be made in accord with Exhibit 2 hereto, Change Order Procedure, which is hereby incorporated by reference. SAP shall not commence work on any such change unless and until the change has been agreed to in writing.

2.    Change Order Procedure

Any change to the Statement of Work must be agreed to, in writing, by the parties. The following procedure will be used to control all changes which impact SAP's involvement in the Project, whether requested by Warnaco or SAP.

All Requests For Changes ("RFC"), a copy of which is attached hereto, to the Statement of Work must be made in writing and shall be submitted by the appropriate Project Manager. Each request should contain the following information:

a)	Description of the Change,

b)	Reason for change;

c)	Impact, if any, on existing Deliverables and/or definition of additional Deliverables;

d)	Estimated impact, if any, on project schedule; and

e)	Estimated change, if any, in project fees.

f)	All RFCs must be submitted to the appropriate Project Manager. The Project Manager shall review and accept or reject the RFC. If rejected, the RFC shall be returned to the submitting party with written reasons for rejection and, as appropriate, any alternatives.

g)	All approved RFCs will be incorporated into the Statement of Work via written amendment. SAP will not perform any Services outside of the Statement of Work until the amendment has been executed by Warnaco.

1

Request for Change
Issued < ENTER CHANGE DATE>
between
SAP America, Inc. ("SAP")
And
Warnaco Inc.

Instructions:    This document must be completed and submitted to the appropriate Project Manager to commence any change order.

1.    Information regarding the Change Request.

A.    Describe the requested change.

B.    Describe the reason for the requested change:

C.	Describe the impact, if any, on existing Deliverables (Training Materials, Test Cases, Configuration, Test Data):

D.	Describe additional Deliverables required as a result of the requested change, if any:

3.	Describe the impact, if any, to the existing Project Schedule. Provide a revised Project Schedule, if appropriate.

4.	State the estimated change, if any, to the project fees. Provide the rationale/methodology used to calculate any change. Below is a table of estimated hours and expenses broken down by consultant. This takes the place of the estimate in the SOW Schedule A-30.

Rate Information:

Function	Name	K-rate	Rate	Start Date	Estimated Duration (Hours)

Acceptance:	Acceptance:
SAP America, Inc.	Warnaco Inc.
Signature:	Signature:
Print Name:	Print Name:
Title:	Title:
Date:	Date:

SAP/EBAY CONFIDENTIAL

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